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                                   EXHIBIT 11

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
            Computation of Net Earnings Per Share of Common Stock (a)
                    (In thousands, except per share amounts)

                                                                                                     Three Months
                                                                                                    Ended March 31
                                                                                              -------------------------
                                                                                               1996              1995
                                                                                              -------           -------
Primary:
   Net earnings                                                                               $18,517            10,373
                                                                                              =======           =======

   Weighted average number of shares of common stock and common equivalent shares outstanding:
        Weighted average number of shares outstanding                                          69,354            66,368
        Dilutive effect of stock options                                                        5,726             6,138
                                                                                              -------           -------
        Weighted average number of common shares
             and common share equivalents outstanding                                          75,080            72,506
                                                                                              =======           =======

   Earnings per common and common equivalent share                                            $   .25               .14
                                                                                              =======           =======

Fully diluted:

   Net earnings                                                                               $18,517            10,373
                                                                                              =======           =======

   Weighted average number of shares of common stock and common equivalent shares outstanding:
        Weighted average number of shares outstanding                                          69,354            66,368
        Dilutive effect of stock options                                                        6,020             6,400
                                                                                              -------           -------
        Weighted average number of common shares
             and common share equivalents outstanding                                          75,374            72,768
                                                                                              =======           =======
   Earnings per common and common equivalent share                                            $   .25               .14
                                                                                              =======           =======


(a) All share and per share amounts in the earnings per share computation have been shown giving retroactive effect to the two-for-one stock split in March 1996.